SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made and dated as of September 30, 2002 by and among COUNTRYWIDE HOME LOANS, INC., a New York corporation (the “Company”), the Lenders signing below, and ROYAL BANK OF CANADA, as the Lead Administrative Agent for the Lenders from time to time party to the Credit Agreement described below (in such capacity, the “Lead Administrative Agent”).

RECITALS

         A.      Pursuant to that certain Credit Agreement dated as of February 27, 2002 by and among the Company, the Lenders from time to time party thereto, the Lead Administrative Agent, the Co-Administrative Agent, the Syndication Agent, the Documentation Agent, the Arranger, and the Co-Arrangers (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

         B.      The parties hereto have agreed to amend the Credit Agreement in certain respects, as set forth more particularly below.

        NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

         1.      Additional Permitted Liens. To reflect the agreement of the Company and the Lenders to permit additional Liens on assets of the Company and its Subsidiaries:

                  (a)      Subparagraph (3) of Paragraph 10(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(3) Liens on Mortgage Loans and Mortgaged-Backed Securities which are the subject of repurchase agreements or which secure short term Indebtedness of the Company and its Subsidiaries (Indebtedness with a maturity of one year or less and not automatically renewable by the Company or any of its Subsidiaries at such Person's sole option);”

                  (b)      Subparagraph (5) of Paragraph 10(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the phrase "[INTENTIONALLY OMITTED]".

         2.      Modification of Maximum Total Debt Test. To reflect the agreement of the Company and the Lenders to modify the calculation of the maximum Total Debt:

                  (a)      Subparagraph (3) of Paragraph 10(j) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(3) Ninety-seven percent (97%) of the dollar amount of Eligible Mortgage Assets, plus”

                  (b)      Subparagraph (4) of Paragraph 10(j) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(4) Ninety four percent (94%) of Pool Loan Purchases and Mortgage Claims Receivable, plus”

                  (c)      Subparagraph (9) of Paragraph 10(j) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(9) Fifty percent (50%) of Other Assets (excluding any unsecured Advances to or Receivables of Affiliates and Servicing Pass-Through Ventures permitted under Paragraph 10(g)(5) above) to the extent such Other Assets are not included in another calculation under this Section 10(j), plus”

                  (d)      A new subparagraph (10) is hereby added to Paragraph 10(j) of the Credit Agreement to read in its entirety as follows:

“(10) Ninety percent (90%) of Advances by the Company and its Subsidiaries to any Person which are fully secured on a first priority perfected basis by Mortgage Loans owned by such Person.”

                  (e)      The following definitions set forth in the Glossary are hereby amended to read in their entirety as follows:

“‘Cash’ shall mean at any date the dollar amount of cash of the Company and its Subsidiaries contained within the consolidated balance sheet of the Company and its Subsidiaries as of the most recent Applicable Financial Test Date, prepared in accordance with GAAP.”

“‘EligibleMortgage Assets’ shall mean the dollar amount of Mortgage Loans and Mortgage Backed Securities owned by the Company as reflected in the consolidated balance sheet of the Company and its Subsidiaries as of the most recent Applicable Financial Test Date, prepared in accordance with GAAP, but excluding, in any event: (a) Mortgage Loans secured by properties which are not 1-4 unit residential properties, (b) Mortgage Loans purchased by the Company and its Subsidiaries at a discount due to delinquency, default or other payment deficiency, (c) Pool Loan Purchases and Mortgage Claims Receivable includable in the computation of Total Debt pursuant to subparagraph (4) of Paragraph 10(j)), and (d) Mortgage Loans deemed to be unsaleable by the Company; provided, however, that Mortgage Loans referred to in subparagraph (b) and Mortgage Loans included in Pool Loan Purchases referred to in subparagraph (c) which following acquisition by the Company become performing and are eligible for securitization shall no longer be excluded from ‘Eligible Mortgage Assets’.”

“‘Mortgage Claims Receivable’ shall mean that dollar amount shown as accrued and unpaid servicing fees and reimbursable servicing advances on the consolidated balance sheet of the Company and its Subsidiaries as of the most recent Applicable Financial Test Date, prepared in accordance with GAAP.”

“‘Pool Loan Purchases’ shall mean that dollar amount of VA and FHA Mortgage Loans which have been purchased or repurchased by the Company, whether directly or from other Persons who have so purchased or repurchased such VA and FHA Mortgage Loans, from pools of Mortgage Loans securing or otherwise supporting Mortgage-Backed Securities and are contained within the consolidated balance sheet of the Company and its Subsidiaries as of the most recent Applicable Financial Test Date, prepared in accordance with GAAP.”

                  (f)      The definition of "Mortgage Loans and MBS Held for Sale" set forth in the Glossary is hereby deleted in its entirety.

         3.      Sale of Assets. To reflect the agreement of the Company and the Lenders to permit greater flexibility relating to transfers of assets of the Company to its Subsidiaries and, further, to permit transfers of assets of the Company or its Subsidiaries to Affiliates in connection with certain transactions, regardless of whether such transfers are "in the ordinary course of business," Paragraph 10(h) of the Credit Agreement is hereby amended to read in its entirety as follows:

“10(h) Sale of Assets. Itself, or allow any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of any assets of the Company and its Subsidiaries (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted and at fair market value (it being expressly agreed and understood that the sale or other disposition of Mortgage Loans with or without servicing released and the sale or other disposition of servicing rights are in the ordinary course of business); provided, however, that in no event shall the Company or any of its Subsidiaries enter into any sale and leaseback transaction involving any of its assets without the prior written consent of the Majority Lenders; provided further, that the Company may sell, lease, assign, transfer or otherwise dispose of any of its assets to a Subsidiary of the Company (which, for the purpose of this proviso shall include any limited partnership the general and limited partners of which are Subsidiaries of the Company) so long as: (1) all classes of stock of, or partnership interests in, such Subsidiary are owned, directly or indirectly, by the Company, and such Subsidiary incurs no obligations for third party indebtedness (other than Indebtedness secured by Liens permitted by Paragraph 10(a) above and obligations to employees and vendors as are necessary or desirable in the normal conduct of the business of servicing 1-4 unit single family mortgage loans and in managing an office building owned by such Subsidiary), (2) any such unpaid obligations as are described in subparagraph (1) above (excluding Indebtedness secured by Liens permitted by Paragraph 10(a) above and payroll and benefits obligations to employees) shall not exceed at any time $50,000,000.00 in the aggregate, and (3) if as a result of such transfer of assets such Subsidiary becomes a Subsidiary Guarantor, such Subsidiary executes the documents, instruments and agreements required pursuant to Paragraph 6(a)(2) above; and, provided further, that the Company and its Subsidiaries may sell, lease, assign, transfer or otherwise dispose of any Mortgage Loans and Mortgage-Backed Securities to Affiliates provided that the net cash proceeds of such transactions actually received by the Company immediately upon the consummation thereof (and after giving effect to any requirement that the Company deposit funds as collateral security or other form of credit support with respect to such transaction, whether from such net cash proceeds or out of other funds) is not less than one hundred percent (100%) of the fair market value of the subject assets or, if less, that the Parent concurrently contributes equity in the form of cash to the Company in the full amount of such deficiency.”

         4.      Guarantor Subsidiaries. In order to clarify certain provisions of the Credit Agreement with respect to additional Subsidiary Guarantors:

                  (a) Subparagraph (2) of Paragraph 6(a) is hereby amended to read in its entirety as follows:

“(2) Following the Effective Date, from each Subsidiary existing, formed or acquired after the Effective Date which becomes a Subsidiary Guarantor, a Subsidiary Guaranty and a Subsidiary Guarantor Subordination Agreement.”

                  (b)      Subparagraph (4) of Paragraph 9(f) is hereby amended to read in its entirety as follows:

“(4) If any Subsidiary, whether previously existing or newly formed or acquired, becomes a Guarantor Subsidiary;”

         5.      Reaffirmation of Credit Documents. Each of the Company, the Parent, and each existing Subsidiary Guarantor hereby affirms and agrees that: (a) other than as expressly set forth herein, the execution and delivery by the Company, the Parent, and such Subsidiary Guarantor of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company, the Parent, or such Subsidiary Guarantor, or the rights of the Lenders, under the Credit Agreement and each other Credit Document or any other document or instrument made or given by the Company, the Parent, or such Subsidiary Guarantor in connection therewith, (b) the term "Obligations" as used in the Credit Documents include, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby, and (c) except as expressly amended hereby, the Credit Documents remain in full force and effect as written.

         6.      Effective Date. This Amendment shall be effective on and as of the day and year first above written subject to the delivery to the Lead Administrative Agent of the following:

                  (a)      A copy of this Amendment, duly executed by the parties hereto.

                  (b)      Such corporate resolutions, incumbency certificates and other authorizations from the Company, the Parent, and each Subsidiary Guarantor as the Lenders may reasonably request.

         7.      Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         8.      Representations and Warranties. Each of the Company, the Parent, and each Subsidiary Guarantor hereby represents and warrants to Lead Administrative Agent, the Co-Administrative Agent and the Lenders as follows:

                  (a)      Each of the Company, the Parent, and each Subsidiary Guarantor has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Company, the Parent, and each Subsidiary Guarantor and constitutes the legal, valid and binding obligation of the Company, the Parent, and each Subsidiary Guarantor enforceable against each such Person in accordance with its terms.

                  (b)      At and as of the date of execution hereof and both prior to and after giving effect to this Amendment: (1) the representations and warranties of the Company, the Parent, and each Subsidiary Guarantor contained in the Credit Agreement and each of the other Credit Documents are accurate and complete in all respects, and (2) there has not occurred an Event of Default or Potential Default.

[Signature page following]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

COUNTRYWIDE HOME LOANS, INC., a New York corporation

By: /s/ Jennifer S. Sandefur Name: Jennifer S. Sandefur Title: Managing Director, Investor Relations & Treasurer

ROYAL BANK OF CANADA, as Lead Administrative Agent

By: /s/ Gail Watkin Name: Gail Watkin Title: Managing Agency

ROYAL BANK OF CANADA, as a Lender

By: /s/ Scott Umbs Name: Scott Umbs Title: Manager

CREDIT LYONNAIS NEW YORK BRANCH, as a Lender

By: /s/ William S. Denton Name: William S. Denton Title: Senior Vice President

COMMERZBANK AG, NEW YORK BRANCH, as a Lender

By: /s/ Christian Jagenberg Name: Christian Jagenberg Title: Senior Vice President and Manager By: /s/ Steven F. Larsen Name: Steven F. Larsen Title: Senior Vice President

BARCLAYS BANK PLC, as a Lender

By: /s/ Alison McGuigan Name: Alison McGuigan Title: Associate Director

BNP PARIBAS, as a Lender

By: /s/ C. Bettles Name: C. Bettles Title: Managing Director By: /s/ Janice S. H. Ho Name: Janice S. H. Ho Title: Director

CITICORP USA, INC., as a Lender

By: /s/ Yoko Otani Name: Yoko Otani Title: Managing Director

BANK OF HAWAII, as a Lender

By: /s/ John P. McKenna Name: John P. McKenna Title: Assistant Vice President

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

By: /s/ J. Curtin Beaudouin Name: J. Curtin Beaudouin Title: Director By: /s/ Mark van der Griend Name: Mark van der Griend Title: Managing Director

LEHMAN COMMERCIAL PAPER INC., as a Lender

By: /s/ G. Andrew Keith Name: G. Andrew Keith Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By: /s/ Diane Ferguson Name: Diane Ferguson Title: Senior Vice President

UBS AG, STAMFORD BRANCH, as a Lender

By: /s/ Patricia O'Kicki Name: Patricia O'Kicki Title: Director By: /s/ Susan Brunner Name: Susan Brunner Title: Associate Director

WESTLB AG, NEW YORK BRANCH, as a Lender

By: /s/ Lillian Tung Lum Name: Lillian Tung Lum Title: Executive Director By: /s/ Robert D. Weiser Name: Robert D. Weiser Title: Director

ACKNOWLEDGED AND AGREED TO:

COUNTRYWIDE CREDIT INDUSTRIES, INC., a Delaware corporation

By: /s/ Jennifer S. Sandefur Name: Jennifer S. Sandefur Title: Managing Director, Investor Relations & Assistant Treasurer

COUNTRYWIDE HOME LOAN SERVICING LP,
a Texas limited partnership

By: COUNTRYWIDE GP, INC., its general partner

By: /s/ Jennifer S. Sandefur Name: Jennifer S. Sandefur Title: Executive Vice President & Treasurer